UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 12, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

On December 12, 2003, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Declares Increased Annual Dividend and Stock Repurchase Authorization." The press release contained the following information.





                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Executive Director of Investor Relations
          (913) 967-4109

                   Applebee's International Declares Increased
               Annual Dividend and Stock Repurchase Authorization

Overland Park, Kan., December 12, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) has declared an annual dividend of 7 cents per share. The dividend is payable January 23, 2004, to shareholders of record as of December 26, 2003. This is the company's 14th consecutive annual dividend and represents an increase of 17 percent over last year's dividend of 6 cents per share.

In addition, the company's Board of Directors has authorized an additional repurchase of $80,000,000 of common stock, subject to market conditions, in addition to the $19.8 million which remains available under the company's existing stock repurchase authorization.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of December 12, 2003, there were 1,575 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


                                      # # #





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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    December 12, 2003                 By: /s/  Steven K. Lumpkin
         ---------------------                 -----------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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